UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	June 6, 2013

Tandy Leather Factory, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of principal executive offices)	(Zip Code)

(817) 872-3200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of stockholders was held on June 6, 2013.  The three proposals considered at the annual meeting were voted on as follows:

Proposal 1:  The election of nine directors for the ensuing year.  The number of votes cast for and withheld for each nominee for director is set forth below:

Nominee:	For:	Withheld:
Mark Angus	7,796,450	6,944
Shannon L. Greene	7,794,820	8,623
T. Field Lange	7,799,402	3,992
Joseph R. Mannes	7,797,112	6,282
L. Edward Martin III	7,798,902	4,492
Michael A. Nery	7,797,902	5,492
Jon Thompson	7,797,047	6,347
William M. Warren	7,786,750	16,644
J. Bryan Wilkinson	7,798,702	4,692

Proposal 2:  Approval of Tandy Leather Factory, Inc. 2013 Restricted Stock Plan:  The number of votes cast for and against this proposal are set forth below.

For:	Against:
7,774,779	26,076

Proposal 3:  Advisory vote regarding executive compensation.  The number of votes cast for and against this proposal are set forth below:

For:	Against:
7,789,711	10,154

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: June 10, 2013	By: /s/ Jon Thompson
Jon Thompson, Chief Executive Officer and President